Exhibit 99.1

Armstrong World Industries, Inc. Acquires MRK Industries, Inc.

LANCASTER, Pa., Nov. 25, 2019 -- Armstrong World Industries, Inc. (NYSE:AWI) today announced it has completed its acquisition of MRK Industries, Inc. (MRK), a manufacturer of specialty metal ceiling, wall and exterior solutions. This acquisition further advances AWI’s strategy to sell into more spaces and sell more into every space by aggressively penetrating the architectural specialties segment with the broadest portfolio and capabilities on the market.   MRK marks AWI’s fifth acquisition in three years.

AWI CEO Vic Grizzle said, “We know MRK and its management team well, as they have been a key supplier to us for several years, including supporting the Grand Central Terminal project in New York City. We welcome the employees to our architectural specialties team and look forward to integrating their unique capabilities, capacity and management know-how into AWI.”

MRK is a manufacturer of specialty metal ceiling, wall and exterior solutions located in Libertyville, Illinois, with annual revenues of approximately $14 million. AWI funded the acquisition with available cash.  Financial terms of the transaction were not disclosed.

For more information, visit www.armstrongceilings.com/mrk

Uncertainties Affecting Forward-Looking Statements

Disclosures in this release, including without limitation, those relating to future financial results, future dividends or capital allocation, market conditions and guidance, and in our other public documents and comments, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements provide our future expectations or forecasts and can be identified by our use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Forward-looking statements, by their nature, address matters that are uncertain and involve risks because they relate to events and depend on circumstances that may or may not occur in the future. As a result, our actual results may differ materially from our expected results and from those expressed in our forward-looking statements. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” section of our report on Forms 10-K and 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law.

About Armstrong

Armstrong World Industries, Inc. is a leader in the design and manufacture of innovative commercial and residential ceiling, wall and suspension system solutions in the Americas. With approximately $1B in revenue, AWI has about 2,500 employees and a manufacturing network of twelve facilities plus five plants dedicated to its WAVE joint venture.

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